UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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AMPLIFY ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 25, 2025, Amplify Energy Corp. posted the following presentation to its website:

Amplify Energy Corp. Rockies Transaction Highlights March 25, 2025 NYSE: AMPY

This presentation includes “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward - looking statements . Terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “outlook,” “continue,” the negative of such terms or other comparable terminology are intended to identify forward - looking statements . These statements include, but are not limited to, statements about the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto . These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references . These forward - looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward - looking statements . These include risks and uncertainties relating to, among other things : the Company’s ability to successfully complete the proposed business combination between the Company and certain of Juniper Capital Advisors, L . P . ’s (“Juniper”) portfolio companies, or the “Mergers” ; the Company’s need to make accretive acquisitions or substantial capital expenditures to maintain its declining asset base, including the existence of unanticipated liabilities or problems relating to acquired or divested business or properties ; volatility in the prices for oil, natural gas and NGLs ; the Company’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Company’s indebtedness, including financial covenants ; general political and economic conditions, globally and in the jurisdictions in which we operate, including the Russian invasion of Ukraine, and ongoing conflicts in the Middle East, and the potential destabilizing effect such conflicts may pose for the global oil and natural gas markets ; expectations regarding general economic conditions, including inflation ; and the impact of local, state and federal governmental regulations, including those related to climate change and hydraulic fracturing, and the current administration ’ s potential reversal thereof . Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s Annual Report on Form 10 - K, and if applicable, the Company’s Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, which are available on the Company’s Investor Relations website at https : //www . amplifyenergy . com/investor - relations/sec - filings/default . aspx or on the SEC’s website at http : //www . sec . gov , for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward - looking statements . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation . All forward - looking statements in this presentation are qualified in their entirety by these cautionary statements . Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward - looking statements, whether as a result of new information, future results or otherwise . NYSE: AMPY 2 Forward Looking Statements

Compelling Benefits of Amplify – Juniper Merger

Free Cash Flow and Value Accretion → Greater Portfolio Flexibility → Organic Growth Potential → Meaningful Operating Synergies → Path to Enhance Shareholder Value

Free Cash Flow and Value Accretion	▪ 2025 free cash flow per share projected to increase from $0.50 per share to greater than $0.70 per share[1] ▪ Total proved reserve value projected to increase ~89% from $688 million to $1.3 billion[2]
Greater Portfolio Flexibility	▪ New Rockies asset base allows Amplify the opportunity to accelerate value creation through portfolio optimization ▪ Lower operating cost to improve resiliency of asset base in low or high commodity price environment
Organic Growth Potential	▪ Juniper assets include multi-year inventory of identified, high quality undeveloped drilling locations ▪ Proved undeveloped drilling locations adjacent to premier public company operators
Meaningful Operating Synergies	▪ Pro-forma Adjusted EBITDA per BOE expected to increase 40% due to higher oil weighting and lower cost structure[3] ▪ Pro-forma G&A per BOE expected to decrease >20% due to economies of scale[4]
Path to Enhance Shareholder Value	▪ Increased free cash flow and scale, along with expected refinancing, projected to increase liquidity and flexibility ▪ Free cash flow provides optionality to reduce leverage and return capital to shareholders

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures)

1 Based on Amplify March 5, 2025 guidance and full year 2025 Juniper forecast at flat pricing: (NYMEX WTI, HH) - $71.00, $3.75

2 2024 Year End reserves are evaluated at flat pricing: (NYMEX WTI, HH) - $70.00, $3.50

3 Based on Amplify 3Q24 reported results, 3Q24 Juniper unaudited results adjusted for G&A synergies (pro-forma G&A excluding synergies equal to $3.38/Boe)

4 Based on Amplify G&A per BOE in 3Q24, assuming $1 MM of incremental G&A post-merger and Juniper production in 3Q24

3

Free Cash Flow Accretion

FCF Provides the Opportunity for Debt Reduction and Shareholder Returns

Free Cash Flow and Value Accretion → Greater Portfolio Flexibility → Organic Growth Potential → Meaningful Operating Synergies → Path to Enhance Shareholder Value

Key Points

- **Merger is expected to create significant free cash flow accretion in 2025**
  - Juniper high margin oil production, plus strong hedging, expected to provide substantial free cash flow in 2025
  - Free cash flow to drive down Net Debt / LTM Adjusted EBITDA ratio
- **Merger also expected to add corporate flexibility**
  - Allows Amplify the ability to accelerate debt reduction and shareholder returns, and provides potential for portfolio optimization

Free Cash Flow per Share[1]



$0.50
$1.04
$0.71
AMPY FY25
JUNIPER FY25
PF FY25

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures)

1 Based on Amplify March 5, 2025 guidance and full year 2025 Juniper forecast at flat pricing; (NYMEX WTI, HH) - $71.00, $3.75; Juniper FY25 preliminarily development plan includes four new drill wells (2 turned online in 2026) and one DUC, additional interest expense under Amplify's current RBL terms and G&A adjusted for synergies; Assumes 40.3 million shares outstanding as of 3/3/25 under Amplify standalone and 26.7 million shares issued to Juniper Capital

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NYSE: AMPY

Transaction Complements Core Business

Enhances Enterprise Value and Potential to Unlock True Value of Beta

Free Cash Flow and Value Accretion | Greater Portfolio Flexibility | Organic Growth Potential | Meaningful Operating Synergies | Path to Enhance Shareholder Value

Key Points

- **Proved reserve (1P) value at various pricing scenarios is substantially greater than Amplify's current enterprise value**
  - Premium to recent share price excludes potential upside value attributable to probable reserves, possible reserves and other assets, particularly at Beta
  - Hedge book continues to provide downside protection
- **Beta asset continues strong performance with significant remaining locations identified**
  - Recent wells continue to exceed type curve
  - Currently 25 PUD locations identified with $180 million of PV10 value at $70 / $3.50 flat pricing
  - Significant drilling opportunities beyond SEC PUD locations based on volumetric calculations
- **Amplify well positioned to enhance Beta asset value**
  - Amplify's clear line of sight to execution of Beta asset plan development will provide more detail to market participants to re-rate assets, generating meaningful shareholder value

Amplify Standalone Key Statistics

($ in MM)

Enterprise Value	$280
Market Capitalization (as of 3/24/2025)	$153
Net Debt (as of 12/31/2024)[1]	$127
Net Debt / LTM Adj. EBITDA[1,2]	*1.2x*
LTM Adj. EBITDA (as of 4Q24)	$103
LTM FCF (as of 4Q24)	$18

Implied Equity Value per Share[3]



1P Pro-Forma Juniper Merger (PD @ PV10, PUDs @ PV-20)
Attractive Valuation
$3.80
$7.40
$11.28
$13.86
3/24/25 Share Price
PF: $65 $3.00
PF: $70 / $3.50
PF: $75 / $4.00

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures)

1 Net debt as of 12/31/24, consisting of $127 MM outstanding under its revolving credit facility with ~$0.0 MM of cash and cash equivalents

2 Calculated as net debt as of 12/31/24 divided by sum of quarterly Adjusted EBITDA from 1Q24 through 4Q24

3 Year-end 2024 reserve report at flat pricing (see March 2025 Investor Presentation on AMPY website for Implied Equity Value methodology and additional assumptions)

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NYSE: AMPY

Greater Portfolio Flexibility

Increased Opportunities for Portfolio Optimization

amplify energy
NYSE: AMPY

Free Cash Flow and Value Accretion | **Greater Portfolio Flexibility** | Organic Growth Potential | Meaningful Operating Synergies | Path to Enhance Shareholder Value

Pro-Forma Asset Overview

- **Diversified Production[1]:** ~70% liquids mix (~56% oil) from six areas mitigates regional pricing and operational risks
- **Oil Weighted Development:** Multiple oil weighted basins provide high margin development opportunities and capital allocation optionality. Hundreds of potential locations identified
- **Low Production Decline and Long-Life Reserves:** Low decline assets provide resilient cash flows with low maintenance capital requirement
- **Free Cash Flow Generation:** Enhanced margins drives cash flow available for growth capital, debt reduction and shareholder return potential

Combined position increases optionality for portfolio optimization and acceleration of shareholder value

Asset Locator Map



6
2
1
3
4
5

Asset	Net Acres	Net Production (MBoe/d)[1]	% Liquids[1]	Proved Reserves[2] (MMBoe)	PD PV-10[2] ($ MM)	PUD PV-10[2] ($ MM)	Proved PV-10[2] ($ MM)
1 Oklahoma	~95,000	4.7	47%	29	$171	$-	$171
2 Bairoil	~7,000	3.2	100%	14	79	-	79
3 Beta	~17,000	3.3	100%	18	103	179	282
4 ETX / NLA	~180,000	6.6	33%	34	110	10	120
5 Eagle Ford	~800	0.7	88%	2	27	9	36
Standalone	**~300,000**	**18.5**	**62%**	**98**	**$490**	**$198**	**$688**
6 DJ / PRB	**~287,000**	**7.9**	**90%**	**50**	**335**	**280**	**615**
Pro-Forma	**~587,000**	**26.4**	**70%**	**148**	**$825**	**$478**	**$1,303**

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures); Sum of individual figures may not equal total amounts presented due to rounding

1. Amplify based on average daily production for 4Q24. Juniper based on 3Q24
2. 2024 Year End reserves are evaluated at flat pricing: (NYMEX WTI, HH) - $70.00, $3.50

6

Enhancing Organic Growth Potential

Increase in High-Quality Acreage & Drilling Inventory

Free Cash Flow and Value Accretion | Greater Portfolio Flexibility | **Organic Growth Potential** | Meaningful Operating Synergies | Path to Enhance Shareholder Value

Key Points

- **Adds ~287,000 acres in two basins**
  - More than 115,000 acres are HBP
  - Over 62% of undeveloped acres have a remaining term of three years or longer
- **Significant upside potential**
  - Multi-year runway of identified, high quality undeveloped locations
  - Stacked pay zones add potential for inventory and value upside
  - Wyoming DJ basin acreage has advantaged regulatory regime
- **Adjacent operator activity** adding service company availability and efficiency gains
- **Basin fragmented acreage position** provides for accretive bolt-on consolidation opportunities

Key Stats	
▪ Net Acres:	~287,000
– WI %:	~90%
▪ Net Production:	~7.9 MBoe/d[1]
▪ Liquids Mix:	~90%[1]
▪ Proved Reserves:	50 MMBoe[2]
▪ Proved PV10:	$615 MM[2]

New Rockies Region



Powder River Basin ~198,000 acres
DJ Basin ~89,000 acres
Active Rigs
Amplify
MT
WY
SD
NE
CO
Big Horn
Carter
Sheridan
Butte
Lawrence
Meade
Pennington
Custer
Johnson
Washakie
Weston
Fall River
Natrona
Converse
Niobrara
Dawes
Sioux
Box Butte
Platte
Goshen
Scotts Bluff
Kimball
Moffat
Jackson
Larimer
Routt
Grand
Boulder
Logan
Washington
Morgan
40 Miles

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures)

1 Based on preliminary 3Q24 unaudited results

2 Reserves and PV10 evaluated on YE 2024 reserves at flat pricing: (NYMEX WTI, HH) - $70.00, $3.50

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NYSE: AMPY

NYSE: AMPY 8 Meaningful Operational Synergies Stronger Margins Lead to More Optionality Note: Refer to “Non - GAAP Disclosure” for Amplify’s definition and use of Adjusted EBITDA, free cash flow, net debt, and PV - 10 (n on - GAAP measures) 1 Based on Amplify 3Q24 reported results, 3Q24 Juniper unaudited results adjusted for G&A synergies (pro - forma G&A excluding syner gies equal to $3.38/Boe) ▪ Expected to be immediately accretive to key financial and operating metrics – Revenue and LOE per BOE are both substantially improved after the merger – Operational synergies from increased size and scale to drive a pro - forma >20% reduction in G&A per BOE 1 ▪ Provides opportunity to materially improve operating metrics – Combined company results in stronger Adjusted EBITDA margin, higher oil weighting and lower cost structure – LOE to benefit from combination of variable and fixed costs – Amplify’s experience and existing infrastructure in Wyoming provide additional operational synergies Key Points Adjusted EBITDA ($/BOE) 1 $14.58 $34.99 $20.56 AMPY 3Q24 JUNIPER 3Q24 PF 3Q24 Free Cash Flow and Value Accretion Greater Portfolio Flexibility Organic Growth Potential Meaningful Operating Synergies Path to Enhance Shareholder Value

Path to Enhance Shareholder Value

Free Cash Flow Can Reduce Leverage and Provide Opportunity for Shareholder Returns

Free Cash Flow and Value Accretion | Greater Portfolio Flexibility | Organic Growth Potential | Meaningful Operating Synergies | **Path to Enhance Shareholder Value**

Key Points

- **Amplify is pursuing several options to refinance** the debt of the combined company
  - At closing of the merger, Amplify expects to refinance a substantial portion of its outstanding debt and approximately $133 million in principal amount of the acquired companies' outstanding debt
  - Contemplated refinancing will significantly improve liquidity at closing
- **Capital allocation optionality and asset optimization** to drive incremental financial benefits
- **Attractive free cash flow outlook** supports leverage reduction efforts and provides future optionality to return capital to shareholders
- **Portfolio optimization flexibility** provides opportunity to accelerate shareholder return program

Free Cash Flow Over Time ($ MM)[1,2]

Amplify has generated positive free cash flow in the last 10 consecutive fiscal quarters



$126
$104
$80
$67
$77
$79
$76
$79
$70
$69
$17
$12
$11
$6
$6
$14
$2
$9
$4
$3
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24
Revenue
Controllable Costs
Non-Controllable Costs
Capex
Hedging Impact
FCF

Note: Refer to "Non-GAAP Disclosure" for Amplify's definition and use of Adjusted EBITDA, free cash flow, net debt, and PV-10 (non-GAAP measures)
1 Controllable costs defined as those internal to the firm (LOE and G&A)
2 Non-Controllable costs defined as those external to the firm (GP&T, severance payments & ad val. taxes and interest expense)

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NYSE: AMPY

Enhances free cash flow and proved value per share x Provides greater portfolio flexibility x Increases high - quality, economic inventory x Increases scale and operational / G&A efficiency x Path to enhance shareholder value x NYSE: AMPY 10 Amplify – Juniper Deal Summary Compelling Value Creation for Shareholders Note: Refer to “Non - GAAP Disclosure” for Amplify’s definition and use of Adjusted EBITDA, free cash flow, net debt, and PV - 10 (non - GAAP measures)

Appendix NYSE: AMPY

Use of Non - GAAP Financial Measures . Amplify uses the non - GAAP financial measures of Adjusted EBITDA, free cash flow, net debt, and PV - 10 . The accompanying schedules include the non - GAAP financial measures of Adjusted EBITDA, free cash flow, net debt, and PV - 10 . The accompanying schedules provide a reconciliation of these non - GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP . Amplify’s non - GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities, standardized measure of discounted future net cash flows, or any other measure of financial performance calculated and presented in accordance with GAAP . Amplify’s non - GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does . Adjusted EBITDA . Amplify defines Adjusted EBITDA as net income (loss) plus Interest expense ; Income tax expense (benefit) ; DD&A ; Impairment of goodwill and long - lived assets (including oil and natural gas properties) ; Accretion of AROs ; Loss or (gain) on commodity derivative instruments ; Cash settlements received or (paid) on expired commodity derivative instruments ; Amortization of gain associated with terminated commodity derivatives ; Losses or (gains) on sale of assets and other, net ; Share - based compensation expenses ; Exploration costs ; Acquisition and divestiture related expenses ; Reorganization items, net ; Severance payments ; and Other non - routine items that we deem appropriate . Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess : (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis ; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness ; and (3) the viability of projects and the overall rates of return on alternative investment opportunities . Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies . The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities . Free cash flow . Amplify defines free cash flow as Adjusted EBITDA, less cash interest expense and capital expenditures . Free cash flow is an important non - GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment . The GAAP measures most directly comparable to free cash flow are net income and net cash provided by operating activities . Net debt . Amplify defines net debt as the total principal amount drawn on the revolving credit facility less cash and cash equivalents . The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage . PV - 10 . Amplify defines PV - 10 , which is a non - GAAP financial measure that represents the present value of estimated future cash inflows from proved oil and natural gas reserves that are calculated using the unweighted arithmetic average first - day - of - the - month prices for the prior 12 months, less future development and operating costs, discounted at 10 % per annum to reflect the timing of future cash flows . The most directly comparable GAAP measure to PV - 10 is standardized measure . PV - 10 differs from standardized measure in its treatment of estimated future income taxes, which are excluded from PV - 10 . Amplify believes the presentation of PV - 10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities . PV - 10 is not intended to represent the current market value of our estimated proved reserves . PV - 10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP . The Company also presents PV - 10 at strip pricing, which is PV - 10 adjusted for price sensitivities . As GAAP does not prescribe a comparable GAAP measure for PV - 10 of reserves adjusted for pricing sensitivities, it is not practicable for us to reconcile PV - 10 at strip pricing to a standardized measure or any other GAAP measure . Amplify has not provided a reconciliation of its projected Adjusted EBITDA, and free c ash f low to the most comparable financial measure calculated and presented in accordance with GAAP . Amplify believes that a quantitative reconciliation of such forward - looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts . A reconciliation of these non - GAAP financial measures would require Amplify to predict the timing and likelihood of future transactions and other items that are difficult to accurately predict . Neither of these forward - looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy . Accordingly, a reconciliation of the most directly comparable forward - looking GAAP measures is not provided . Adjusted EBITDA, free cash flow, net debt, and PV - 10 are non - GAAP measures . Please see the appendix for a reconciliation of Adjusted EBITDA and free cash flow to Net Income (Loss) and to Net Cash Provided From Operating Activities, and of total PV - 10 to the standardized measure of discounted future net cash flows to total G&A . As GAAP does not prescribe a comparable GAAP measure for PV - 10 of reserves adjusted for pricing sensitivities, it is not practicable for us to reconcile PV - 10 at strip pricing to a standardized measure or any other GAAP measure . 12 NYSE: AMPY Non - GAAP Disclosure

No Offer or Solicitation . Portions of this presentation relate to a proposed business combination transaction between the Company and certain Juniper capital portfolio companies . This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed business combination transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended . Important Additional Information Regarding the Mergers Will Be Filed With the SEC . In connection with the proposed Mergers, the Company has filed a definitive proxy statement . The definitive proxy statement has been sent to the stockholders of record of the Company . The Company may also file other documents with the SEC regarding the Mergers . INVESTORS AND SECURITY HOLDERS OF AMPLIFY ENERGY ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS, THE PARTIES TO THE MERGERS AND THE RISKS ASSOCIATED WITH THE MERGERS . Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed by Amplify Energy with the SEC from the SEC’s website at www . sec . gov . Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by (1) directing your written request to : 500 Dallas Street, Suite 1700 , Houston, Texas or (2) contacting our Investor Relations department by telephone at (832) 219 - 9044 or (832) 219 - 9051 . Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http : //www . amplifyenergy . com . Participants in the Solicitation . Amplify Energy and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction . Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify Energy in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC . Additional information regarding the Company’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2024 Proxy Statement, which was filed with the SEC on April 5 , 2024 . These documents are available free of charge as described above . 13 NYSE: AMPY Additional Disclosure Related to Juniper Transaction

Non - GAAP Reconciliations Three Months Ended March 31, 2024 Three Months Ended June 30, 2024 Three Months Ended September 30, 2024 Three Months Ended December 31, 2024 Twelve Months Ended December 31, 2022 Twelve Months Ended December 31, 2023 Twelve Months Ended December 31, 2024 (Amounts in $000s) Reconciliation of Adjusted EBITDA to Net Income (Loss): (9,396) 7,119 $ 22,652 $ (7,429) $ $ $ 57,875 $ 392,750 $ 12,946 Net income (loss) 3,527 3,632 3,756 3,684 14,101 17,719 14,599 Interest expense, net 1,395 557 412 (2,132) 111 4,817 232 Income tax expense (benefit) - current (4,703) 2,135 5,650 (886) - (253,796) 2,196 Income tax expense (benefit) - deferred 8,239 7,827 8,102 8,418 23,950 28,004 32,586 Depreciation, depletion and amortization 2,061 2,096 2,125 2,156 7,081 7,951 8,438 Accretion of asset retirement obligations 16,564 1,225 (25,047) 9,305 106,937 (40,343) 2,047 (Gains) losses on commodity derivatives 4,303 3,680 5,582 4,052 (148,239) (8,273) 17,617 Cash settlements received (paid) on expired commodity derivatives - - - 159 - 658 159 Amortization of gain associated with terminated commodity derivatives 14 9 186 1,424 41 219 1,633 Acquisition and divestiture related costs 1,531 1,767 1,815 1,686 3,086 5,280 6,799 Share - based compensation expense - - - (1,367) - - (1,367) (Gain) loss on sale of properties 41 10 - 10 57 57 61 Exploration costs - 98 38 334 908 1,003 470 Loss on settlement of AROs 26 - 26 28 1 98 80 Bad debt expense 707 500 247 2,405 11,277 19,981 3,859 Pipeline incident loss - - - - 12,000 - - Pipeline incident settlement - - - - 4,636 (4,636) - LOPI - timing differences - - - - - (84,875) - Litigation settlement 592 94 - - - 1,418 686 Other Adjusted EBITDA: $ 103,041 $ 88,032 $ 93,822 $ NYSE: AMPY 14 Note: Adjusted EBITDA includes a revenue suspense release of $7.0 million for the three months ended June 30, 2024 and $1.4 million for the three months ended March 31, 2024. See “Revenue Payables in Suspense” slide for additional information. 21,847 $ 25,544 $ 24,901 30,749 $ Reconciliation of Free Cash Flow to Net Income (Loss): $ Adjusted EBITDA: Less: Cash interest expense Less: Capital expenditures 103,041 $ (14,438) (70,644) 88,032 $ (16,263) (33,744) 93,822 $ (14,402) (35,797) 21,847 $ (3,598) (15,324) 25,544 $ (3,721) (18,224) 30,749 $ (3,594) (18,004) 24,901 (3,526) (19,092) Free Cash Flow: $ 17,959 $ 38,025 $ 43,623 $ 2,925 $ 3,599 $ 9,151 $ 2,283

Non - GAAP Reconciliations (Cont’d) Reconciliation of PV - 10 to Standardized Measure Amplify defines PV - 10, which is a non - GAAP financial measure that represents the present value of estimated future cash inflows from proved oil and natural gas reserves that are calculated using the unweighted arithmetic average first - day - of - the - month prices for the prior 12 months, less future development and operating costs, discounted at 10% per annum to reflect the timing of future cash flows. The most directly comparable GAAP measure to PV - 10 is standardized measure. PV - 10 differs from standardized measure in its treatment of estimated future income taxes, which are excluded from PV - 10. Amplify believes the presentation of PV - 10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV - 10 is not intended to represent the current market value of our estimated proved reserves. PV - 10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP The following table provides a reconciliation of PV - 10 to the standardized measure of discounted cash flows (in thousands): NYSE: AMPY 15 As of As of December 31, December 31, 2023 2024 (Amounts in $000s) Reconciliation of PV - 10 to Standardized Measure $ 626,131 $ 608,239 Standardized measure of future net cash flows, discounted at 10% 130,882 127,526 Add: PV of future income tax, discounted at 10% $ 757,013 $ 735,765 PV - 10

NYSE: AMPY